UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 17, 2010
000-51562
Commission file number
AMERICAN COMMERCIAL LINES INC.
(Exact name of registrant as specified in its charter)

Delaware	75-3177794

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1701 E. Market Street, Jeffersonville, Indiana	47130
(Address of principal executive offices)	(Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS
SIGNATURE

ITEM 5.07 SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS.
American Commercial Lines Inc. (the “Company”) held its annual meeting of stockholders on May 17, 2010. Of the 12,806,213 shares of the Company’s common stock outstanding on the record date of April 2, 2010, a total of 12,719,237 shares of common stock were represented in person or by proxy. Results of votes with respect to proposals submitted at that meeting are as follows:
a.	To elect six nominees to serve as directors to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Our stockholders voted to elect all six nominees to serve as directors. Votes recorded, by nominee, were as follows:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Richard L. Huber	7,770,618	2,162,492	2,786,127
Nils E. Larsen	8,261,276	1,671,834	2,786,127
Emanuel L. Rouvelas	6,610,761	3,322,349	2,786,127
Michael P. Ryan	9,890,218	42,892	2,786,127
R. Christopher Weber	8,232,595	1,700,515	2,786,127
Clayton K. Yeutter	5,778,906	4,154,204	2,786,127
b.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The Company’s stockholders voted to approve this proposal with 12,642,152 votes for and 76,458 votes against. There were 53 abstentions and 574 broker non-votes.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN COMMERCIAL LINES INC. (REGISTRANT)
Date: May 20, 2010	By:	/s/ Dawn R. Landry
Dawn R. Landry
Senior Vice President General Counsel & Corporate Secretary